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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 22, 1996


                                   HUBCO, INC.
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                 (State or other jurisdiction of incorporation)

                 1-10699                              22-2405746
        ------------------------        ---------------------------------
        (Commission File Number)        (IRS Employer Identification No.)

                            1000 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                    (Address of principal executive offices)

                                 (201) 236-2630
              (Registrant's telephone number, including area code)


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Item 5.  Other Events

     On November 22, 1996, HUBCO, Inc.'s ("HUBCO") banking subsidiary, Hudson United Bank, sold the deposits and certain loans from its Kinnelon branch to The Ramapo Bank. In connection with the sale, The Ramapo Bank assumed deposits of approximately $9.7 million, acquired approximately $31,400 in overdraft credit lines and loans, and paid a 6% premium on the deposits acquired. Hudson United Bank now operates 58 branches in Northern New Jersey.

     On November 29, 1996, HUBCO's Connecticut subsidiary, Lafayette American Bank and Trust Company ("Lafayette"), consummated its previously announced acquisition of UST Bank/Connecticut ("UST Bank") from UST Corp. The merger increases Lafayette's branch offices to 22 and increases its asset size to approximately $1.0 billion. Lafayette's branches are located primarily in Fairfield and New Haven Counties, Connecticut. Under the terms of the agreement, UST Corp. was paid cash equal to UST Bank's capital (less the deferred tax asset) plus a 7% deposit premium on UST Bank's deposits.


Item 7.   Exhibits

     99   Press Release dated November 29, 1996.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       HUBCO, INC.

Dated: December 5, 1996             By: D. LYNN VAN BORKULO-NUZZO
                                       -------------------------
                                       D. Lynn Van Borkulo-Nuzzo,
                                       Executive Vice President


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                               INDEX TO EXHIBIT


     99     Press Release dated November 29, 1996.